Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Arizona Dividend Advantage Municipal Fund 3
333-165126
811-21157



An additional preferred class of the registrants securities have been registered and have become effective on February 23, 2011, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing, filed February 24, 2011, accession number 0001193125-11-045291, and is herein incorporated by reference
as an exhibit to the Sub-Item 77I of Form N-SAR.